                                                                  EXECUTION COPY




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                             PARTICIPATION AGREEMENT


                          dated as of October 22, 1998

                                      among

                              THE HOME DEPOT, INC.,
                                  as Guarantor,

                           HOME DEPOT U.S.A., INC., as
                                     Lessee,

                        HD REAL ESTATE FUNDING CORP. II,
                               as Facility Lender,

                        CREDIT SUISSE LEASING 92A, L.P.,
                                   as Lessor,

                              THE BANK OF NEW YORK,
                              as Indenture Trustee

                                       and

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                                       and
                            INVEMED ASSOCIATES, INC.,
                              as Initial Purchasers


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.        DEFINITIONS; INTERPRETATION.....................................................................2

SECTION 2.        CLOSING DATE....................................................................................2

SECTION 3.        LEASE OF LAND AND FACILITIES; FINANCING ARRANGEMENTS............................................2
         SECTION 3.1.      Lessor's Agreement to Refinance and Lease.  ...........................................2
         SECTION 3.2.      Facility Lender's Agreements...........................................................3
         SECTION 3.3.      Issuance of Fixed Rate Notes...........................................................3
         SECTION 3.4.      Allocation of Lessor Investment Amount and Loan........................................3

SECTION 4.        CERTIFICATE EARNINGS; INTEREST; COMMITMENT FEES.................................................4
         SECTION 4.1.      Certificate Earnings...................................................................4
         SECTION 4.2.      Interest on Loan.......................................................................4

SECTION 5.        DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS...............................................4
         SECTION 5.1.      Agreement of Indenture Trustee and Participants........................................4
         SECTION 5.2.      Basic Rent.............................................................................5
         SECTION 5.3.      Purchase Payments by Lessee............................................................6
         SECTION 5.4.      Residual Value Guaranty................................................................7
         SECTION 5.5.      Sales Proceeds of Remarketing of Properties............................................7
         SECTION 5.6.      Supplemental Rent......................................................................8
         SECTION 5.7.      Excepted Payments......................................................................8
         SECTION 5.8.      Distribution of Payments after Lease Event of
                                    Default or Loan Agreement Event of Default....................................8
         SECTION 5.9.      Other Payments.........................................................................9
         SECTION 5.10.     Casualty and Condemnation Amounts.....................................................10
         SECTION 5.11.     Order of Application..................................................................10
         SECTION 5.12.     Remaining Funds.......................................................................10
         SECTION 5.13.     Time of Payment.......................................................................10
SECTION 6.        CERTAIN INTENTIONS OF THE PARTIES..............................................................10

SECTION 7.        CONDITIONS PRECEDENT TO CLOSING DATE...........................................................11
         SECTION 7.1.      Conditions Precedent -- Documentation.................................................11
         SECTION 7.2.      Conditions Precedent -- Properties....................................................14
         SECTION 7.3.      INTENTIONALLY OMITTED.................................................................16
         SECTION 7.4.      Conditions Precedent to Substitution of Properties....................................16

SECTION 8.        REPRESENTATIONS................................................................................18
         SECTION 8.1.      Representations of the Lessor.........................................................18
         SECTION 8.2.      Representations of the Guarantor and the Lessee.......................................20
         SECTION 8.3.      Representations of Guarantor and Lessee as to Properties..............................23

         SECTION 8.4.      Representations of Facility Lender....................................................23
         SECTION 8.5.      Representations and Warranties of the Indenture Trustee...............................24

SECTION 9.        PAYMENT OF CERTAIN EXPENSES....................................................................25
         SECTION 9.1.      Transaction Expenses..................................................................25
         SECTION 9.2.      Brokers' Fees and Stamp Taxes.  ......................................................25
         SECTION 9.3.      Certain Fees and Expenses.  ..........................................................25

SECTION 10.       OTHER COVENANTS AND AGREEMENTS.................................................................26
         SECTION 10.1.     Covenants of Guarantor and Lessee.....................................................26
         SECTION 10.2.     Cooperation with the Lessee...........................................................32
         SECTION 10.3.     Release of Properties.................................................................32
         SECTION 10.4.     Discharge of Liens....................................................................32
         SECTION 10.5.     Notice of Credit Rating...............................................................33
         SECTION 10.6.     Covenants of the Facility Lender and the Lessor.......................................33
         SECTION 10.7.     No Bankruptcy Proceedings.............................................................34
         SECTION 10.8.     Notice of Claims Against Lessor.......................................................35

SECTION 11.       LESSEE DIRECTIONS..............................................................................35
         SECTION 11.1.     Lessee Directions.  ..................................................................35

SECTION 12.       TRANSFER OF INTEREST...........................................................................36
         SECTION 12.1.     Restrictions on and Effect of Transfer................................................36
         SECTION 12.2.     Replacement of Lessor or Facility Lender..............................................36

SECTION 13.       INDEMNIFICATION................................................................................37
         SECTION 13.1.     General Indemnification...............................................................37
         SECTION 13.2.     Environmental Indemnity...............................................................39
         SECTION 13.3.     Proceedings in Respect of Claims......................................................41
         SECTION 13.4.     End of Term Indemnity.................................................................42
         SECTION 13.5.     General Tax Indemnity.................................................................43

SECTION 14.       MISCELLANEOUS..................................................................................47
         SECTION 14.1.     Survival of Agreements................................................................47
         SECTION 14.2.     No Broker; etc........................................................................47
         SECTION 14.3.     Notices  47
         SECTION 14.4.     Counterparts..........................................................................50
         SECTION 14.5.     Amendments............................................................................50
         SECTION 14.6.     Usury    51
         SECTION 14.7.     Confidentiality.......................................................................51
         SECTION 14.8.     Headings; etc.  ......................................................................52
         SECTION 14.9.     Parties in Interest...................................................................52
         SECTION 14.10.    GOVERNING LAW.........................................................................52
         SECTION 14.11.    Severability..........................................................................52

         SECTION 14.12.    Further Assurances....................................................................52
         SECTION 14.13.    WAIVER OF JURY TRIAL..................................................................53
         SECTION 14.14.    Limitations on Recourse Against Lessor................................................53
         SECTION 14.15.    Limitation on Recourse Against Facility Lender........................................53

APPENDICES
         APPENDIX 1        Definitions and Interpretation
         APPENDIX 2        Property Costs
         APPENDIX 3        Pricing Provisions for Lessor Investment Amount

EXHIBITS
         EXHIBIT A            Opinion of Counsel to Lessee
         EXHIBIT B            Opinion of Counsel to Facility Lender
         EXHIBIT C            Opinion of Counsel to Lessor
         EXHIBIT D            Assignment of Lease and Consent to Assignment
         EXHIBIT E            Master Assignment and Consent to Master Assignment
         EXHIBIT F            Form of Lease
         EXHIBIT G            Form of Opinion of Counsel to Lessee Required for Substitution of Properties
         EXHIBIT H            Form of Compliance Certificate

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT, dated as of October 22, 1998 (this "Agreement" or "Participation Agreement"), is entered into by and among THE HOME DEPOT, INC., a Delaware corporation, as Guarantor (the "Guarantor"), HOME DEPOT U.S.A., INC. a Delaware corporation, as Lessee ("Lessee"), HD REAL ESTATE FUNDING CORP. II, a Delaware corporation ("Facility Lender"), CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, as lessor ("Lessor"), THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, as Indenture Trustee for the Noteholders (in such capacity, the "Indenture Trustee") and CREDIT SUISSE FIRST BOSTON CORPORATION and INVEMED ASSOCIATES, INC. (collectively, the "Initial Purchasers").

                              PRELIMINARY STATEMENT

         In accordance with the terms of this Participation Agreement, the Lease, the Loan Agreement, the Indenture of Trust and the other Operative Documents,

                  A. the Lessor is the owner of certain parcels of Land on which certain Improvements have been constructed for the use of Lessee;

                  B. the Lessor wishes to refinance approximately 97% of the total cost of the acquisition of such Land and the construction of such Improvements;

                  C. the Facility Lender has agreed to issue Fixed Rate Notes at par to the Initial Purchasers pursuant to the Indenture of Trust in an aggregate principal amount equal to the Maximum Debt Amount, with the gross proceeds of the sale of the Fixed Rate Notes to be lent to the Lessor pursuant to the Loan Agreement for the refinancing of the existing indebtedness secured by Liens on the Properties;

                  D. the Lessee wishes to lease the Properties from the Lessor under the Lease and the Guarantor is willing to guarantee the Lessee's obligations under the Operative Documents;

                  E. the Lessee, in consideration of the obligations of the Facility Lender pursuant to the Operative Documents, is willing to pay all costs and fees of the Participants incurred in connection with the transactions contemplated hereby, subject to the limitations contained herein;

                  F. to secure its obligations to the Facility Lender pursuant to the Loan Agreement, the Lessor is granting a lien to the Facility Lender, pursuant to the Mortgages and the other Security Documents, on all of the Lessor's right, title and interest in the Properties and substantially all of the Lessor's rights under the Lease with respect to the Properties; and

                  G. to secure its obligations to the Indenture Trustee and the Noteholders under the Indenture of Trust, the Facility Lender is pledging to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Master Assignment, substantially all of its right, title and interest in and to the Loan Agreement, the Note and Security Documents received from the Lessor.

         In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1.

                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 attached hereto and made a part hereof by this reference for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.


                                   SECTION 2.

                                  CLOSING DATE

         The Closing Date shall occur on the earliest date (on or before October 30, 1998) on which all the conditions precedent thereto set forth in this Agreement shall have been satisfied or waived by the applicable parties as set forth therein (such date referred to herein as the "Closing Date").

                                   SECTION 3.

                  LEASE OF LAND AND FACILITIES; FINANCING ARRANGEMENTS

         SECTION 3.1. Lessor's Agreement to Refinance and Lease. Subject to the conditions and terms of this Participation Agreement and the other Operative Documents, the Lessor agrees to take the following actions on the Closing Date:

         (a) to refinance the existing indebtedness secured by the Properties listed on Appendix 2 hereto in the amount of $273,278,000 with the proceeds of the Loan from the Facility Lender;

         (b) to have invested its own funds in the Properties in an amount of not less than the Minimum Equity Amount; and

         (c) to lease the Properties listed on Appendix 2 to the Lessee under the Lease.

Notwithstanding any other provision hereof, after giving effect to the transactions contemplated hereby, the following statements shall be true (i) the Lessor shall have invested the Lessor Investment Amount in the Properties in the amount shown on Appendix 2, (ii) the aggregate Property Costs with respect to the Properties shall not exceed the Maximum Property Cost, (iii) the aggregate Property Costs with respect to the Properties listed on Appendix 2 shall not exceed 100% of the aggregate As Built Value of such Properties; and (iv) each of the Properties shall be a Facility located in the continental United States.

         SECTION 3.2. Facility Lender's Agreements. Subject to the conditions and terms of this Participation Agreement and the other Operative Documents, the Facility Lender agrees to make the Loan to the Lessor on the Closing Date pursuant to the Loan Agreement in an aggregate principal amount equal to the Maximum Debt Amount for the Lessor to refinance the existing indebtedness secured by the Properties. Notwithstanding any other provision hereof, the Facility Lender shall not be obligated to make the Loan if the Facility Lender is unable to issue Fixed Rate Notes in an amount sufficient to fund such Loan pursuant to Section 3.3.

         SECTION 3.3. Issuance of Fixed Rate Notes. Subject to the terms and conditions of this Participation Agreement, the Purchase Agreement and the other Operative Documents, in order to fund its obligation to make the Loan to the Lessor pursuant to the Loan Agreement, the Facility Lender shall on the Closing Date, issue the Fixed Rate Notes pursuant to the Indenture of Trust to the Initial Purchasers at par in an aggregate principal amount equal to the Maximum Debt Amount.

         SECTION 3.4. Allocation of Lessor Investment Amount and Loan. Notwithstanding any provision of this Participation Agreement to the contrary, the outstanding Facility Lender Property Balance and Lessor Property Balance with respect to each Property shall equal the amount set forth for each Property on Appendix 2, or in the event of any Property substituted therefor after the Closing Date, in the applicable Lease Supplement, as such amounts may be reduced from time to time pursuant to the terms of the Operative Documents.

         SECTION 3.5. Use of Proceeds. The proceeds of the Loan shall be used to refinance the existing indebtedness in the principal amount of $273,278,000 secured by the Properties (the "Existing Indebtedness").

                                   SECTION 4.

                 CERTIFICATE EARNINGS; INTEREST; COMMITMENT FEES

         SECTION 4.1. Certificate Earnings. (a) The amount of the Lessor Investment Amount outstanding from time to time shall accrue earnings ("Certificate Earnings") at the Certificate Earnings Rate. If all or any portion of the Lessor Investment Amount, any Certificate Earnings payable thereon or any other amount payable by Guarantor or Lessee hereunder shall not be paid within thirty (30) days of the date when due (whether at stated maturity, the acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate which, in the event such amount is not paid within such thirty (30) day period, shall be deemed to have begun to accrue on the due date thereof.

                  (b) Lessor shall select the applicable Certificate Earnings Rate in accordance with the terms and conditions set forth on Appendix 3 attached hereto and incorporated herein by this reference.

                  (c) On each Payment Date, the Lessor shall, subject to the provisions of Section 5, receive the Lessor Basic Rent (determined on the basis of accrued Certificate Earnings) received from payments of Basic Rent made by the Lessee under the Lease from time to time as provided in Section 5.

         SECTION 4.2. Interest on Loan. (a) The Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement.

                  (b) The interest on the Loan shall be paid through the payment of the Lender Basic Rent (determined on the basis of interest on the Loan) received from payments of Basic Rent made by the Lessee under the Lease from time to time as provided in Section 5.


                                   SECTION 5.

                DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS

         In order to provide for the priority and allocation of payments received from the Lessee and Guarantor and the proceeds of the exercise of remedies by any of the Participants pursuant to the Security Documents, the parties hereto agree as follows:

         SECTION 5.1. Agreement of Indenture Trustee and Participants. Pursuant to the Master Assignment, all of the payments (other than the Excepted Payments) under the Lease, the Mortgages, the Note, the Participation Agreement and the Loan Agreement have been assigned to the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee hereby agrees to deposit all such payments, receipts and other consideration of any kind whatsoever (other than the Excepted Payments) received by the Indenture Trustee pursuant to the Master Assignment and any other Security Document in the form received into a segregated cash collateral account maintained by the Indenture Trustee for such purpose, which account shall be an Eligible Account (as defined in the Indenture of Trust) (the "Cash Collateral Account"); provided however, each of the Participants expressly agrees that unless the Lessee has received notice that a Loan Agreement Default or Loan Agreement Event of Default has occurred and is continuing, the Lessee may make any payments of Basic Rent constituting Certificate Earnings directly to the Lessor on each Payment Date. Each Participant hereby agrees that any payment received pursuant to the Guaranty shall immediately be delivered in the form received to the Indenture Trustee for deposit in the Cash Collateral Account and application as set forth herein. The Indenture Trustee shall make distributions from the Cash Collateral Account pursuant to the requirements of this Section 5 to each Participant or other Person entitled thereto as promptly as possible (it being understood that any such payment received on a timely basis in accordance with the provisions of the Lease, this Participation Agreement and the other Operative Documents shall be distributed by the Indenture Trustee on the same Business Day to the extent practicable).

         SECTION 5.2. Basic Rent. Subject to Section 5.8, each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) shall be made by Lessee to the Indenture Trustee (subject to the proviso set forth in Section 5.1 hereof) and shall be distributed by the Indenture Trustee as follows (in the following order of priority):

                  first, an amount equal to the Lender Basic Rent shall be distributed to the Noteholders for application to pay in full all accrued but unpaid interest owing to the Noteholders pursuant to the terms of the Indenture of Trust and the Fixed Rate Notes, with a corresponding reduction of accrued interest on the Loan, and second, subject to the last paragraph of this Section 5.2, to the extent received by the Indenture Trustee, an amount equal to the Lessor Basic Rent shall be distributed to the Lessor for application to pay in full all accrued but unpaid Certificate Earnings (together with any overdue interest thereon).

         Notwithstanding any provision of this Section 5.2 to the contrary, in the event that a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.2 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loan (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or
(iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made); provided, however, that notwithstanding the disposition of any prior installment of Lessor Basic Rent under this Section 5.2, each time an installment of Lessor Basic Rent is received by the Indenture Trustee, distribution of such funds shall be made pursuant to clause second, subject to the terms of this paragraph.

         SECTION 5.3. Purchase Payments by Lessee. Subject to Section 5.8, any payment made by the Lessee pursuant to the Lease as a result of:

         (a) the purchase of the Properties in connection with Lessee's exercise of its Lease Termination Date Purchase Option pursuant to Section 22.2 of the Lease, or

         (b)      the Lessee's purchase of a Property or Properties pursuant to
                  Section 15.4, 16.2 or 17.6 of the Lease, or

         (c) payment of the Property Balance in accordance with Section 15.4, Section 16.2(b), Section 20.1, or Section 22.3(b) of the Lease,

shall be distributed by the Indenture Trustee in the following order of priority:

                  first, an amount equal to the Facility Lender Property Balance with respect to such Property and all accrued and unpaid interest thereon shall be distributed to the Noteholders, with a corresponding reduction in the principal and interest due on the Loan, such amount to be paid pro rata to the Noteholders in accordance with the terms of the Indenture of Trust, and second, an amount equal to the Lessor Property Balance with respect to such Property and all accrued and unpaid Certificate Earnings thereon shall be distributed to the Lessor, and the Lessor Investment Amount and accrued and unpaid Certificate Earnings thereunder shall be reduced by such amount, provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.3 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loan (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or (iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made); provided, further, that notwithstanding the disposition of any prior installment of Lessor Basic Rent under this clause second, each time an installment of Lessor Basic Rent is received by the Indenture Trustee, distribution of such funds shall be made pursuant to this clause second, subject to the terms of the immediately preceding proviso.

         SECTION 5.4. Residual Value Guaranty. Subject to Section 5.8, the Residual Value

Guaranty paid by Lessee pursuant to Article XXII of the Lease shall be distributed by the Indenture Trustee on the Lease Termination Date to the Noteholders in accordance with the terms of the Indenture of Trust, with a corresponding reduction in the Loan.

         No amount of the Residual Value Guaranty shall be applied pursuant to this Section 5.4 to reduce any portion of the Lessor Investor Amount.

         SECTION 5.5. Sales Proceeds of Remarketing of Properties. Subject to
Section 5.8, any payments received by the Indenture Trustee as Gross Proceeds from the sale of the Properties sold pursuant to Lessee's exercise of the Remarketing Option pursuant to Article XXII of the Lease or otherwise sold by Indenture Trustee, or following the repayment in full of all of the Fixed Rate Notes and the termination of the Master Assignment, the Facility Lender or Lessor, together with any payment made by Lessee as a result of an indemnity payment pursuant to Section 13.4, shall be distributed by Indenture Trustee, Facility Lender or Lessor, as the case may be, on the Lease Termination Date (or following the Lease Termination Date, upon receipt), in the following order of priority:

                  first, to the Noteholders in an amount sufficient to repay the outstanding Fixed Rate Notes in full, including all accrued interest and Premium thereon, if any, (with a corresponding reduction in the Loan) such amount to be paid pro rata to the Noteholders in accordance with the Indenture of Trust, second, the balance, if any, to be distributed to the Lessor to be applied to payment of Certificate Earnings and overdue interest and to repay the Lessor Investment Amount, and third, the balance, if any, shall be distributed to the Lessee to the extent permitted by Section 5.12;

provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.6 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loan (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or
(iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made); provided, further, that notwithstanding the disposition of any prior installment of Lessor Basic Rent under clause second, each time an installment of Lessor Basic Rent is received by the Indenture Trustee, distribution of such funds shall be made pursuant to clause second, subject to the terms of the immediately preceding proviso.

         To the extent that any amounts received pursuant to this Section 5.5 relate to a specific Property, the Property Balance relating to such Property shall be deemed to be reduced by the amounts applied pursuant hereto, with a corresponding reduction in the principal amount of the Note and Lessor Investment Amount.

         SECTION 5.6. Supplemental Rent. Subject to Section 5.7, all payments of Supplemental Rent received by the Indenture Trustee (excluding any amounts payable pursuant to the preceding provisions of this Section 5) shall be distributed promptly by the Indenture Trustee upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.


         SECTION 5.7. Excepted Payments. Notwithstanding any other provision of this Participation Agreement or the Operative Documents, any Excepted Payment received at any time by the Indenture Trustee or any Participant shall, subject to the penultimate sentence of Section 5.1, be distributed promptly to the Person entitled to receive such Excepted Payment.

         SECTION 5.8. Distribution of Payments after Lease Event of Default or Loan Agreement Event of Default. (a) Subject to Section 5.6, all payments (other than Excepted Payments) received and amounts realized or held by the Indenture Trustee, Facility Lender or Lessor after a Lease Event of Default has occurred and is continuing, including proceeds from the sale of any of the Properties or other collateral, proceeds of any amounts from any insurer or any Governmental Authority in connection with any Casualty or Condemnation, from the Lessee as payment in accordance with the Lease, including any payment received from the Lessee pursuant to Section 17 of the Lease (but excluding Section 17.6 of the Lease), or from the Guarantor pursuant to the Guaranty shall, be paid to the Indenture Trustee as promptly as possible and shall be distributed by Indenture Trustee in the following order of priority:

                  first, so much of such payment or amount as shall be required to reimburse the Indenture Trustee or the Noteholders for any tax, expense or other loss incurred by the Indenture Trustee or the Noteholders in connection with the collection of such amounts (to the extent not previously reimbursed) shall be distributed to the Indenture Trustee or the Noteholders, as applicable (to be divided amongst such parties pro rata to the extent insufficient to satisfy all claims);

                  second, so much of such amount as shall be required to pay in full the outstanding principal amount, and all accrued interest and premium, if any, on the Fixed Rate Notes shall be distributed on a pro rata basis to the Noteholders in accordance with the terms of the Indenture of Trust with a corresponding reduction of amounts due with respect to the Loan;


                  third, so much of such amount as shall be required to reimburse the Facility Lender or the Lessor for any tax, expense or other loss incurred by the Facility Lender or the Lessor in connection with the collection of such amounts (to the extent not previously reimbursed) shall be distributed to the Facility Lender or the Lessor, as applicable (to be divided amongst such parties pro rata to the extent insufficient to satisfy all claims);

                  fourth, so much of such amount or amounts as shall be required to pay in full the Participant Balance of Lessor shall be distributed to the Lessor; and

                  fifth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessor, pursuant to the Operative Documents.

         (b) During the occurrence and continuance of a Loan Agreement Event of Default if the Loan has been accelerated, all amounts (other than Excepted Payments) received or realized by any Participant and otherwise distributable pursuant to Sections 5.2 and 5.3 shall be distributed as provided for in Section
5.8 (a) above except that if such Loan Agreement Default does not arise out of, or is not attributable to a Lease Event of Default, clause fifth shall, subject to Section 5.12, be directed by the Lessee.

         SECTION 5.9.  Other Payments.  (a) Except as otherwise provided in this
Section 5 and paragraph (b) below,

                  (i) any payment received by Indenture Trustee for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 5, and

                  (ii) all payments received and amounts realized by any Participant under the Lease or otherwise with respect to the Properties to the extent received or realized at any time after payment in full of the Participant Balances of all of the Participants and any other amounts due and owing to the Lessor, Facility Lender, Noteholders or the Indenture Trustee,

shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 5.3 (in the case of any payment described in clause (i) above) or in Section 5.8 hereof (in the case of any payment described in clause
(ii) above).

         (b) Except as otherwise provided in this Section 5 hereof and except after a Lease Event of Default has occurred and is continuing, any payment received by the Indenture Trustee for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 5 shall be distributed forthwith by the Indenture Trustee to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION 5.10. Casualty and Condemnation Amounts. Any amounts payable to the Indenture Trustee, Lessor or Facility Lender as a result of a Casualty or Condemnation pursuant to Section 15.1 of the Lease (but excluding any amounts payable pursuant to Section 16.2 of the Lease) shall, if no Lease Event of Default exists, be paid over to the Lessee to reimburse Lessee for any amounts expended by Lessee for the rebuilding or restoration of the Property to which such Casualty or Condemnation applied, and any excess proceeds shall be paid in accordance with the Lease. If a Lease Event of Default exists, then during the continuance of such Lease Event of Default, all such amounts shall be held by the Indenture Trustee in the Cash Collateral Account and upon exercise of the Indenture Trustee's remedies under the Operative Documents shall be distributed pursuant to Section 5.8.

         SECTION 5.11. Order of Application. To the extent any payment made to any Participant pursuant to Sections 5.2, 5.3, 5.4, 5.5 or 5.8 is insufficient to pay in full (without duplication) the Participant Balance of such Participant, then each such payment shall first be applied to overdue interest, then to accrued interest and premium, if any, and then to principal.

         SECTION 5.12. Remaining Funds. Upon the payment in full of (i) the Fixed Rate Notes (and the Note), including all interest and premium, if any, owing with respect thereto and the Lessor Investment Amount, including principal and all accrued and unpaid Certificate Earnings, and (ii) all amounts owing by the Lessee or Guarantor to any Person under the Operative Documents, all remaining moneys in the Cash Collateral Account shall be paid to the Lessee.

         SECTION 5.13. Time of Payment. Each payment due from Lessee or Guarantor under the Operative Documents shall be made prior to 2:00 p.m. (New York time) on the date when due in immediately available funds consisting of lawful currency of the United States of America, unless such date shall not be a Business Day, in which case payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day.


                                   SECTION 6.

                        CERTAIN INTENTIONS OF THE PARTIES

         Anything else herein, in any other Operative Document, or elsewhere to the contrary notwithstanding, it is the intention of Guarantor, the Lessee, the Lessor, the Facility Lender and the Indenture Trustee (and, assuming enforcement of the Operative Documents in accordance with their terms, it is the representation and warranty of the Guarantor and the Lessee) that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable for interest on the Loan and Certificate Earnings on the Lessor Investment Amount on each Payment Date and that such interest amount payable on the Loan shall at all times equal the aggregate accrued interest on the principal amount of the Fixed Rate Notes; (ii) if the Lessee elects the Lease Termination Date Purchase Option or becomes obligated to purchase any Property under the Lease, the Loan, the Lessor Investment Amount, all interest, Certificate Earnings and Premium related to such Property and all other obligations of the Lessee owing to the Lessor, the Facility Lender, the Noteholders and the Indenture Trustee relating thereto shall be paid in full by the Lessee so that the aggregate Property Costs shall at all times equal the sum of (x) the Principal Amount of the Fixed Rate Notes, plus (y) the Lessor Investment Amount not previously prepaid; (iii) if the Lessee properly elects the Remarketing Option with respect to a Property and provided that no Lease Event of Default has occurred and is continuing, Lessee shall only be required to pay to the Lessor the Gross Proceeds of the sale of such Property, the Residual Value Guaranty for such Property, any amounts payable pursuant to Section 13 of this Participation Agreement and any Rent with respect to such Property (which aggregate amounts may be less than the Property Balance under the Lease with respect to such Property); and (iv) upon a Lease Event of Default, the amounts then due and payable by the Lessee under the Lease shall include the Lease Balance which shall be sufficient to repay the Fixed Rate Notes and Lessor Investment Amount in full.


                                   SECTION 7.

                             CONDITIONS PRECEDENT TO
                                  CLOSING DATE

         SECTION 7.1. Conditions Precedent -- Documentation. The obligations of the Lessor and Facility Lender on the Closing Date are subject to satisfaction of the following conditions precedent and to the conditions precedent set forth in Section 7.2:

         (a) Operative Documents. Each of the Operative Documents to be entered into on the Closing Date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, including (i) this Participation Agreement, (ii) the Lease, (iii) the Loan Agreement, (iv) the Note, (v) the Indenture of Trust, (vi) the Fixed Rate Notes, (vii) the Assignment of Lease (together with all supplemental assignments, the "Assignment of Lease"), from the Lessor to the Facility Lender, and consented to by Lessee pursuant to that certain Lessee's Consent, dated as of the Closing Date (the "Consent to Assignment") by Lessee, in favor of the Facility Lender, in each case, substantially in the respective forms set forth as Exhibit D to this Agreement, with such modifications thereto as local law or custom may indicate and are agreed to by the participants, (viii) the Guaranty, (ix) the Master Assignment (together with all supplemental assignments, the "Master Assignment") from the Facility Lender to the Indenture Trustee for the benefit of the Noteholders, and consented to by the Lessor and Lessee pursuant to that certain Consent to Master Assignment, dated as of the Closing Date (the "Consent to Master Assignment") by the Lessor and the Lessee in favor of the Indenture Trustee for the benefit of the Noteholders, and the Lessor, Lessee, the Indenture Trustee and the Facility Lender shall each have received a fully executed copy of each of the Operative Documents.

         (b) No Default. No Default or Event of Default shall exist (both before and after giving effect to the transactions contemplated by the Operative Documents).

         (c) Recordation of Documents. The Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable Lessee's counsel to render its opinion referred to in clause (e) below and local counsel to render the opinions required by Section 7.2(f).

         (d) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor, Facility Lender and the Initial Purchasers.

         (e) Opinion of Counsel. King & Spalding, counsel to Guarantor and Lessee, shall have issued to the Lessor, the Indenture Trustee, the Noteholders and the Facility Lender its opinion to the effect and in the form set forth on Exhibit A attached to this Agreement.

         (f) Governmental Approvals. All necessary (or, in the reasonable opinion of the Lessor or the Indenture Trustee or any of their respective counsel advisable) Governmental Actions, in each case required by any Requirement of Law, shall have been obtained or made and be in full force and effect.

         (g) Litigation. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated hereby or thereby or (ii) which could have a Material Adverse Effect.

         (h) Requirements of Law. The transactions contemplated by the Operative Documents do not and will not violate any applicable Requirement of Law and do not and will not subject the Lessor, the Facility Lender, the Indenture Trustee or any Noteholder to any adverse regulatory prohibitions or constraints.

         (i) Officer's Certificate of Guarantor and Lessee. The Lessor, the Facility Lender and the Indenture Trustee shall each have received an Officer's Certificate, dated as of the Closing Date, of each of Guarantor and Lessee stating that (i) each and every representation and warranty of Guarantor or Lessee, as the case may be, contained in the Operative Documents to which it is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Document;
(iii) each Operative Document to which Guarantor or Lessee, as the case may be, is a party is in full force and effect with respect to it; and (iv) Guarantor or Lessee, as the case may be, has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Closing Date.

         (j) Guarantor and Lessee's Resolutions and Incumbency Certificate, etc. The Lessor, the Facility Lender and the Indenture Trustee shall each have received (i) a certificate of the Secretary or an Assistant Secretary of each of Guarantor and Lessee attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Guarantor or Lessee, as the case may be, of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and bylaws, in each case certified as of a recent date by the Secretary of State of Delaware, and
(C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a good standing certificate from the appropriate officer of the state in which such Person is incorporated and the state in which such Person's principal place of business is located.

         (k) Officer's Certificate of Facility Lender. Lessee, Guarantor, the Indenture Trustee and the Lessor shall have received an Officer's Certificate of the Facility Lender, dated as of the Closing Date, stating that (i) each and every representation and warranty of the Facility Lender contained in the Operative Documents to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Document to which the Facility Lender is a party is in full force and effect with respect to it, and (iii) the Facility Lender has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Closing Date.

         (l) Facility Lender's Resolutions and Incumbency Certificate. etc. Lessee, Guarantor, the Indenture Trustee and the Lessor shall have received a certificate of the Secretary or an Assistant Secretary of the Facility Lender attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by the Facility Lender of each Operative Document to which it is or will be a party, (B) its articles of incorporation, certified as of a recent date by the Secretary of State of the State of its incorporation, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

         (m) Opinions of Counsel to Facility Lender. Ropes & Gray, counsel to the Facility Lender and Hunton & Williams, special counsel to the Facility Lender, shall have issued to Lessee, Guarantor, Lessor and the Indenture Trustee their opinion to the effect and in the form set forth on Exhibit B attached to this Agreement.

         (n) Officer's Certificate of Lessor. Lessee, Guarantor, the Indenture Trustee and the

Facility Lender shall have received an Officer's Certificate of the Lessor, dated as of the Closing Date, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Documents to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Document to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Closing Date.

         (o) Lessor's Partnership Certificate, etc. Lessee, Guarantor, the Indenture Trustee and the Facility Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Lessor attaching and certifying as to (A) the resolutions of the Board of Directors of its general partner and other evidence of partner approval duly authorizing the execution, delivery and performance by the Lessor of each Operative Document to which it is or will be a party, (B) its certificate of limited partnership, certified as of a recent date by the Secretary of State of the State of its organization, (C) its partnership agreement and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

         (p) Opinion of Counsel to Lessor. Hunton & Williams, counsel to the Lessor, shall have issued to Lessee, the Guarantor, the Facility Lender and the Indenture Trustee their opinion to the effect and in the form set forth on Exhibit C attached to this Agreement and made a part hereof by this reference.

         (q) Rating of Fixed Rate Notes. Moody's and/or S&P shall have issued a rating of the Fixed Rate Notes as of the Closing Date satisfactory to satisfy the requirements of the Indenture of Trust and all conditions precedent to the issuance of the Fixed Rate Notes under the Indenture of Trust shall have been satisfied or waived.

         (r) Pay-Off of Existing Indebtedness; Release of Liens. Existing Indebtedness shall have been repaid in full, all mortgages, deeds of trust and other Liens against the Properties securing the Existing Indebtedness shall have been released or removed and all of the existing leases on the Properties executed in connection with the Existing Indebtedness shall have been terminated.

         (s) Note Purchase Agreement. The satisfaction or waiver by the Initial Purchasers of all conditions to the closing of the transactions contemplated by the Purchase Agreement.

         SECTION 7.2. Conditions Precedent -- Properties. The obligation of the Lessor and Facility Lender on the Closing Date are subject to satisfaction of the following conditions precedent with respect to each Property listed on Appendix 2 hereto and to the conditions precedent set forth in Section 7.1:

         (a) Environmental Audits. An Environmental Audit for each Property shall have been delivered to and shall be reasonably satisfactory in form and substance to the Initial

                  Purchasers and the Lessor.

         (b) Appraisals. An Appraisal of each Property shall have been delivered to and shall be reasonably satisfactory to the Initial Purchasers and the Lessor.

         (c) Memoranda of Lease. The Lessee and the Lessor shall have delivered an original counterpart of the Lease Supplement and a Memorandum of Lease (in form suitable for recording in the state in which such Property is located) executed by the Lessee and the Lessor with respect to each Property listed on Appendix 2 hereto to the Indenture Trustee, with a copy to the Facility Lender.

         (d) Mortgages. The Lessor shall have delivered to the Indenture Trustee a Mortgage executed by the Lessor with respect to such Property, together with accompanying UCC fixture filings (in form suitable for recording in the state in which such Property is located).

         (e) Assignment of Lease. The Lessor shall have delivered to the Indenture Trustee a supplement to Assignment of Lease and the Assignment of Lease executed by the Lessor with respect to the Properties, together with a consent to the Assignment of Lease and Supplement of Assignment of Lease executed by the Lessee with respect to each Property.

         (f) Opinion of Local Counsel. The Indenture Trustee, the Lessor and the Facility Lender shall have received an opinion of counsel, which counsel and whose opinion shall be reasonably satisfactory to the Initial Purchasers and the Lessor and which shall be qualified with respect to the laws of the jurisdiction in which such Property is located.

         (g) Survey. The Lessee shall have delivered a survey of each of the Properties, to the Lessor and the Initial Purchasers in form and substance reasonably satisfaction to them.

         (h) Title Insurance Policy. The Lessee shall deliver, or cause to be delivered, to the Indenture Trustee, the Facility Lender, and the Lessor an ALTA extended leaseholder's (with respect to Lessee) and lender's (with respect to the Facility Lender and the Indenture Trustee) title insurance commitment covering such Property in favor of the Indenture Trustee, the Facility Lender, and the Lessee reasonably satisfactory in form and substance to the Initial Purchasers, Facility Lender and Lessor, with customary coverage over the general exceptions to such policy and customary endorsements issued by the title company and evidencing the first priority status of the Mortgage, subject only to the exceptions noted therein.

         (i) Evidence of Completion. Completion shall have been reached with respect to each Property and each Property shall be ready for occupancy and operation and shall be free and clear of all Liens except for Permitted Liens.

         (j) Representations and Warranties. On such date the representations and warranties of Guarantor and Lessee contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

         (k) Performance by Other Parties. The other parties hereto shall have performed their respective agreements contained herein and in the other Operative Documents to be performed by them on or prior to such date.

         (l) No Default. There shall not have occurred and be continuing any Default or Event of Default and not Default or Event of Default will have occurred after giving effect to the transactions contemplated hereby.

         SECTION 7.3. INTENTIONALLY OMITTED.

         SECTION 7.4. Conditions Precedent to Substitution of Properties. In addition to Section 16.3 and Article XV of the Lease and the other requirements of the Operative Documents in connection with the substitution of any Replacement Property pursuant to the terms of the Lease, the Lessee's right to substitute a Replacement Property is subject to the following requirements on the part of the Lessee to be completed as of the date of such substitution:

         (a) Environmental Audits. An Environmental Audit for such Replacement Property shall have been delivered to and shall be reasonably satisfactory in form and substance to the Lessor and prepared in a manner consistent with the customary and usual practices that Lessee and the Guarantor utilize with respect to all other real properties owned or leased by Lessee and the Guarantor.

         (b) Appraisals. An Appraisal of such Property shall have been delivered to and shall be reasonably satisfactory to the Lessor and prepared in a manner consistent with the customary and usual practices that Lessee and the Guarantor utilizes with respect to all other real properties owned or leased by Lessee and the Guarantor.

         (c) Lease Supplement and Memoranda of Lease. The Lessee and the Lessor shall have delivered an original counterpart of a Lease Supplement and a Memorandum of Lease (in form suitable for recording in the state in which such Property is located) executed by the Lessee and the Lessor with respect to such Replacement Property to the Indenture Trustee, with a copy to the Facility Lender.

         (d) Supplement to Assignment of Lease and Master Assignment. The Lessor and the Facility Lender shall have executed and delivered to the Indenture Trustee a Supplement to Assignment of Lease and a Supplement to Master Assignment in form suitable for recording in the state where such Replacement Property is located, together with a consent of Lessee and the Facility Lender with respect thereto.

         (e) Mortgages. The Lessor shall have delivered to the Indenture Trustee a Mortgage executed by the Lessor with respect to such Replacement Property, together with accompanying UCC fixture filings (in form suitable for recording in the state in which such Property is located).

         (f) Opinion of Local Counsel. The Indenture Trustee, the Lessor and the Facility Lender shall have received an opinion of counsel, which counsel and whose opinion shall be reasonably satisfactory to the Lessor and qualified with respect to the laws of the jurisdiction in which such Replacement Property is located.

         (g) Survey. The Lessee shall have delivered a survey of such Replacement Property to the Lessor in form and substance reasonably satisfaction to Lessor and prepared in a manner consistent with the customary and usual practices that Lessee and the Guarantor utilizes with respect to all other real properties owned or leased by Lessee and the Guarantor.

         (h) Title Insurance Policy. The Lessee shall deliver, or cause to be delivered, to the Indenture Trustee, the Facility Lender and the Lessor an ALTA extended leasehold owner's (with respect to Lessee) and lender's (with respect to the Facility Lender and the Indenture Trustee) title insurance commitment covering such Replacement Property in favor of the Indenture Trustee, the Facility Lender and the Lessee reasonably satisfactory in form and substance to the Facility Lender and Lessor, with customary coverage over the general exceptions to such policy and customary endorsements issued by the title company and evidencing the first priority status of the Mortgage, subject only to the exceptions noted therein.

         (i) Evidence of Completion. Completion shall have been reached with respect to such Replacement Property and such Property shall be ready for occupancy and operation and shall be free and clear of all Liens except for Permitted Liens.

         (j) Opinion of Counsel. The Lessee shall deliver an opinion of counsel to Lessor substantially in the form and to the effect set forth on Exhibit H to this Agreement.

         (k) Limit on Substitution. The Replacement Property shall be a warehouse-style retail home improvement center which (1) is located in a substantially similar locale, based on a current market analysis, and in the same region of the United States to the Property to be released, and (2) has a substantially similar appraised value as determined by an Appraiser based on projected net cash flow (after reserves) at stabilized occupancy (assuming the Lease has been terminated and the Lessee is not available as a tenant of the Replacement Property or the Property to be released) as the Property to be released and any substitution pursuant to the Lease shall be permitted only where the aggregate Property Costs of the Properties remaining subject to the Lease after giving effect to the proposed substitution (exclusive of any Replacement Properties that previously became subject to the Lease pursuant to Section 16.3 or Article XV thereof) is not less than the Permitted Amount.

                                   SECTION 8.

                                 REPRESENTATIONS

         SECTION 8.1. Representations of the Lessor. Lessor represents and warrants to each of the other parties hereto as follows:

         (a) Due Organization; etc. It is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party. It is duly qualified to transact business in every jurisdiction where the failure to qualify would have a material adverse effect on its ability to perform its obligations under the Operative Documents as contemplated on the Closing Date.

         (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Document to which it is or will be a party, has been duly authorized by all necessary action on its part and on the part of its general partner and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or those of its general partner, (ii) does or will contravene any current law, governmental rule or regulation relating to it or its general partner, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of it or its general partner's property under its partnership agreement or any Contractual Obligation of the Lessor or its general partner, or (iv) does or will require any Governmental Action by any Governmental Authority.

         (c) Enforceability; etc. Each Operative Document to which the Lessor is or will be a party has been, or on or before any Closing Date on which such Operative Document is to be signed will be, duly executed and delivered by the Lessor and each such Operative Document to which the Lessor is a party constitutes, or upon execution and delivery will constitute, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights and the enforcement of debtors' obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

         (d) Litigation. There is no action or proceeding pending or, to Lessor's knowledge, threatened to which it or, to the best of its knowledge, its general partner is or will be a party, before any Governmental Authority that, if adversely determined, could reasonably be expected to have a material adverse effect on the property, operations or financial condition of the Lessor or, to the best of its knowledge, its general partner.

         (e) Assignment. It has not assigned or transferred any of its right, title or interest in or under the Lease or the Guaranty except in accordance with the Operative Documents.

         (f) Defaults. No Default or Event of Default under the Operative Documents attributable to it has occurred and is continuing.

         (g) Securities Act. Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Lessor Investment Amount or the Note, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the parties hereto and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lessor Investment Amount or the Note to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act.

         (h) Chief Place of Business. The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept are located at 11 Madison Avenue, 23rd Floor, New York, New York 10010.

         (i) Federal Reserve Regulations. The Lessor is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Federal Reserve Board).

         (j) Investment Company Act. The Lessor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (k) General Partner. Credit Suisse First Boston is the sole general partner of the Lessor.

         SECTION 8.2. Representations of the Guarantor and the Lessee. Each of the Guarantor and the Lessee represents and warrants to each of the other parties hereto that:

         (a) Corporate Existence and Power. Each of the Guarantor and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to"transact business in every jurisdiction where each Property is located (in the case of Lessee) and where the failure to so qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to possess any such licenses, authorizations, consents, or approvals would not reasonably be expected to have or cause a Material Adverse Effect.

         (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Guarantor and the Lessee of this Participation Agreement and the other Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no Governmental Action by or in respect of or filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any Applicable Law or of the certificate of incorporation or by-laws of the Guarantor, Lessee, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or the Lessee, and
                  (v) do not result in the creation or imposition of any Lien on any asset of the Guarantor or the Lessee.

         (c) Binding Effect. This Participation Agreement constitutes a valid and binding agreement of each of the Guarantor and the Lessee enforceable in accordance with its terms, and the other Operative Documents to which it is, or will become a party, when executed and delivered in accordance with this Participation Agreement, will constitute valid and binding obligations of the Guarantor or Lessee enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         (d) Trust Indenture Act. Assuming that the Initial Purchasers' representations and warranties contained in the Purchase Agreement are true and assuming compliance by the Initial Purchasers with the covenants set forth in Section 4 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Fixed Rate Notes in the manner contemplated by the Indenture of Trust to register the Fixed Rate Notes under the Securities Act or to qualify the Indenture or Trust under the United States Trust Indenture Act of 1939 (the "Trust Indenture Act").

         (e) Rule 144 A Representations. (i) When the Fixed Rate Notes are issued and delivered pursuant to the Indenture of Trust, such Fixed Rate Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Guarantor which are listed on a national securities exchange registered under
                  Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; (ii) the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act; (iii) the Guarantor is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); (iv) neither the Guarantor nor any affiliate (as defined in Rule 501 (b) under the Securities Act) of the Guarantor has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Fixed Rate Notes in a manner that would require the registration of the Fixed Rate Notes under the Securities Act; and (v) neither the Guarantor nor any person acting on its behalf (other than the Initial Purchasers, as to which the Guarantor makes no representation) has engaged or will engage, in connection with the offering of the Fixed Rate Notes, in any form of general solicitation or general advertising within the meaning of Rue 502(c) under the Securities Act, or with respect to Fixed Rate Notes sold in reliance on Rule 903 ("Rule 903") under the Securities Act, in any directed selling efforts within the meaning of Rule 903 with respect to the Fixed Rate Notes and each of them has complied and will comply with the offering restrictions requirement of Regulation S.

         (f) No Default. Neither the Guarantor nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         (g) Environmental Matters. (i) Neither the Guarantor nor any Subsidiary is subject to any claim under the Environmental Laws with respect to the Properties which could have or cause a Material Adverse Effect and neither the Guarantor nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (x) National Priorities List under 40 C.F.R. ss. 300, (y) CERCLIS list or (z) any list arising from a state statute similar to CERCLA.

                           (ii) No Hazardous Substances have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Guarantor and Lessee, at or from any adjacent site or facility, except for Hazardous Substances, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Laws.

                           (iii) Each of the Guarantor and each of its
                  Subsidiaries and Affiliates, (x) has procured all permits and authorizations required under the Environmental Laws necessary for the conduct of its business on the Properties, and (y) is in compliance with all Environmental Laws in connection with the operation of the Properties and the Guarantor's and each of its Subsidiary's and Affiliate's, respective businesses, in each case set forth in either of clause (x) or (y) where the failure to procure or non-compliance with which would reasonably be expected to have or cause a Material Adverse Effect.

         (h) Facility Lender. The representations and warranties of the Facility Lender, set forth in the Operative Documents (including the representations and warranties set forth in Sections 8.4) are true and correct in all material respects and the Facility Lender is in compliance with its obligations under the Operative Documents.

         (i) Disclosure. All written information heretofore furnished by the Guarantor or the Lessee to the Facility Lender, Indenture Trustee, Initial Purchasers or Lessor for purposes of or in connection with this Participation Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the

                  Guarantor or the Lessee to the Facility Lender, Indenture Trustee, any Noteholder or Lessor will be, true and correct in all material respects or based on what the Guarantor or the Lessee in good faith believes to be reasonable estimates on the date as of which such information is stated or certified.

         (j) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Guarantor or Lessee, threatened, against or affecting the Guarantor, Lessee or any of their Subsidiaries, before any court or arbitrator or any Governmental Authority which would reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 8.3. Representations of Guarantor and Lessee as to Properties. Each of the Guarantor and the Lessee hereby represents and warrants as of the Closing Date with respect to each Property, as follows:

         (a) Property. Each Property consists of Land on which a Facility has been constructed. Such Property is located in the continental United States.

         (b) Insurance. Lessee has obtained insurance coverage covering such Property or is self-insured in a manner which meets the requirements of Article XIV of the Lease, and such coverage is in full force and effect.

         (c) Lease. Upon the execution and delivery of a Lease Supplement to the Lease and Memorandum of Lease, (i) Lessee will have unconditionally accepted the Land and existing Improvements subject to such Lease Supplement and will have good and marketable title to a valid and subsisting leasehold interest in the Land and existing Improvements, subject only to Permitted Exceptions, (ii) no offset will exist with respect to any Rent or other sums payable under the Lease and (iii) no Rent under the Lease will have been prepaid.

         (d) Protection of Interests. Upon recordation, each Mortgage and each Supplement to Assignment of Lease delivered on the Closing Date will constitute a valid and perfected first Lien on the Property that is subject to such Mortgage and Supplement to Assignment of Lease and all of the Lessor's right, title and interest in and to the Improvements located thereon, subject only to Permitted Exceptions.

         (e) Flood Hazards. No portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section XI of the Lease and in accordance with the National Flood

                  Insurance Act of 1968, as amended.

         SECTION 8.4. Representations of Facility Lender. Facility Lender represents and warrants to each of the other parties hereto that:

         (a) Corporate Status. It (i) is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could have a material adverse effect on the property, operations or financial condition of Facility Lender.

         (b) Corporate Power and Authority. It has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party, has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party, has duly executed and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, delivered each Operative Document required to be executed and delivered by it and each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights and the enforcement of debtors' obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

         (c) No Violation. Neither the execution, delivery and performance by it of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein
                  (i) will contravene any Applicable Law, or (iii) will violate any provision of its certificate of incorporation or by-laws.

         (d) No Other Activities. It does not hold any assets, conduct any business nor is it party to any Contractual Obligation except as expressly contemplated by the Operative Documents.

         (e) Indenture of Trust. Each of the representations and warranties of the Facility Lender set forth in the Indenture of Trust are true and correct in all material respects and the Facility Lender is in compliance with its obligations under the Operative Documents.

         (f) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Facility Lender, threatened, against or affecting the Facility Lender, before any court or arbitrator or any Governmental Authority which would reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 8.5. Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to each of the other Participants that:

         (a) Corporate Existence and Power. It is, respectively, a banking association or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder.

         (b) Binding Effect. This Participation Agreement and each other Operative Document to which the Indenture Trustee is a party constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.


                                   SECTION 9.

                           PAYMENT OF CERTAIN EXPENSES

         Guarantor and Lessee agree, jointly and severally, for the benefit of the Lessor, the Facility Lender, the Indenture Trustee and the Noteholders, to:

         SECTION 9.1. Transaction Expenses. On the Closing Date (if statements are received in satisfactory form within a reasonable time prior to such date and in any event within thirty (30) days after receipt thereof), pay, or cause to be paid, all reasonable fees, expenses and disbursements of the respective counsel (including local counsel) for each of the Lessor, the Facility Lender and the Indenture Trustee in connection with the transactions contemplated by the Operative Documents and incurred in connection with the Closing Date (subject to any negotiated fee arrangements which shall survive the execution and delivery of this Agreement), including all other Transaction Expenses (in connection with the Closing Date) and all other expenses in connection with the Closing Date, including, without limitation, all expenses relating to Environmental Audits, Appraisals, title insurance, surveys and all fees, taxes and expenses for the recording, registration and filing of documents.

         SECTION 9.2. Brokers' Fees and Stamp Taxes. Pay, or cause to be paid, any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         SECTION 9.3. Certain Fees and Expenses. Pay or cause to be paid (i) any and all Transaction Expenses of the Facility Lender (or any successor to the Facility Lender), the Lessor and the Indenture Trustee (subject to any negotiated fee arrangements which shall survive the execution and delivery of this Agreement), (ii) all Transaction Expenses incurred by the Facility Lender, the Indenture Trustee or the Lessor in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by Lessee or Guarantor, (iii) all Transaction Expenses incurred by Lessor, the Indenture Trustee or the Facility Lender in connection with a transfer made pursuant to
Section 12.2 of this Participation Agreement or any substitution of a Property pursuant to Section 7.4, and (iv) all Transaction Expenses incurred by the Lessor, the Facility Lender or the Indenture Trustee in connection with any purchase or substitution of any Property by the Lessee or other Person pursuant to Articles XVI, XVII, XX or XXII of the Lease.


                                   SECTION 10.

                         OTHER COVENANTS AND AGREEMENTS

         SECTION 10.1. Covenants of Guarantor and Lessee. Guarantor and Lessee hereby agree that so long as this Participation Agreement is in effect:

         (a) Information. To the extent not already provided, the Guarantor will deliver to the Lessor, S&P and Moody's.

                  (i)      as soon as available and in any event within ninety
                           (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by KPMG Peat Marwick, LLP or other independent public accountants of nationally recognized standing;

                  (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter (Fiscal Year only in the case of balance sheets) and the corresponding portion of the previous Fiscal Year;

                  (iii) promptly upon the mailing thereof to the stockholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed; and

                  (iv) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly or other periodic reports (including reports on Form 8-K) which the Guarantor shall have filed with the Securities and Exchange Commission.

                  (v) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, substantially in the form of Exhibit H (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Guarantor stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Guarantor or Lessee is taking or proposes to take with respect thereto;

                  (vi) within five (5) Business Days after any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Guarantor or Lessee becomes aware of the occurrence of any Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Guarantor or Lessee setting forth the details thereof and the action which the Guarantor or Lessee is taking or proposes to take with respect thereto;

                  (vii) from time to time such additional information regarding the financial position or business of the Guarantor or any of its Subsidiaries or any of the Properties, as the Facility Lender, the Lessor, the Indenture Trustee (at the request of a Noteholder) or a Rating Agency may reasonably request, including without limitation, information regarding the Property Balance and the related amount of the Loan and Lessor Investment Amounts allocated to each Property.

         (b)      Inspection of Property, Books and Records. The Guarantor will
                  (i) keep, and cause each domestic Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each

                  Subsidiary to permit, representatives of the Facility Lender, the Lessor, the Indenture Trustee (acting at the request of a Noteholder) or a Rating Agency, at such person's expense prior to the occurrence of a Default and at the Guarantor's expense after the occurrence of a Default, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Guarantor and the Lessee agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be requested.

         (c) Payment of Obligations. The Guarantor and the Lessee each covenants and agrees for the benefit of each Participant and the Noteholders that it will duly and punctually pay its respective obligations under the Operative Documents in accordance with the terms thereof.

         (d) Corporate Existence. Subject to Section 10.1(g) below, the Guarantor will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of the Lessee.

         (e) Limitations on Liens. (i) The Guarantor will not, and will not permit any Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein referred to as "indebtedness") secured by any mortgage, security interest, pledge or lien (herein referred to as "mortgage") of or upon any Principal Property, or upon shares of capital stock or evidences of indebtedness for borrowed money issued by any Subsidiary that owns Principal Property and owned by the Guarantor or any Subsidiary, whether owned at the date of this Agreement or thereafter acquired, without making effective provision, and the Guarantor in each case will make or cause to be made effective provision, whereby the obligations of the Guarantor pursuant to the Guaranty shall be secured equally and ratably with (or at the option of the Guarantor, prior to) any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured; provided, however, that this subsection (e) shall not apply to indebtedness secured by any of the following:

                  (1) mortgages for taxes or other governmental charges either not yet delinquent or the nonpayment of which is being contested in good faith by appropriate proceedings, provided enforcement of any lien has been stayed; mortgages comprising landlord's liens or liens of carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other mortgages incurred or created in the ordinary course of business not arising in connection with indebtedness that do not in the aggregate materially impair the use or value of the properties or assets of the Guarantor and its Subsidiaries, taken as a whole;

                  (2) mortgages existing on the date hereof;

                  (3) mortgages on any property existing at the time of acquisition thereof;

                  (4) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Guarantor or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Guarantor or a Subsidiary, provided that such mortgage as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Guarantor or such Subsidiary immediately prior thereto;

                  (5) mortgages on property of a corporation, shares of capital stock or debt of any corporation existing at the time such corporation becomes a Subsidiary;

                  (6) mortgages securing indebtedness of a Subsidiary to the Guarantor or to another Subsidiary;

                  (7) mortgages on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided the commitment of the creditor to extend the credit secured by any such mortgage shall have been obtained not later than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

                  (8) mortgages securing indebtedness payable on demand or not more than one year after the date as of which the determination is made (excluding any indebtedness renewable or extendable at the option of the debtor for a period or periods ending more than one year after the date as of which such determination is made), which indebtedness in accordance with generally accepted accounting practices would be included among current liabilities;

                  (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (8) inclusive; provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (8) inclusive shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

                  (10) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

                  (11) mortgages arising out of any final judgment for the payment of money aggregating not in excess of $10,000,000 or mortgages created by or relating to any legal proceeding or final judgment which at the time is being contested in good faith by appropriate proceedings, provided enforcement of any lien has been stayed; or

                  (12) easements or similar encumbrances, the existence of which do not materially impair the use of the property subject thereto for the purposes for which it is held or was acquired.

         (ii) Notwithstanding the provisions of subsection (e)(i), the Guarantor or any Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the restrictions of subsection
(e)(i) in an aggregate amount which, together with all Attributable Debt outstanding pursuant to subsection (f)(ii) and all indebtedness outstanding pursuant to this subsection (e), does not at the time exceed 15% of Consolidated Capitalization.

         (f) Limitations on Sale and Lease-Back Transactions. (i) The Guarantor will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for a transaction providing for a lease for a term, including any renewal thereof, of not more than three years and except for a transaction between the Guarantor and a Subsidiary or between Subsidiaries), unless either (x) the Guarantor or such Subsidiary would be entitled pursuant to subsection (e)(i) to issue, assume or guarantee indebtedness secured by a mortgage on such Principal Property in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without being required by subsection (e)(i) to equally and ratably secure the obligations of the Guarantor pursuant to the Guaranty or
                  (y) the Guarantor shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Principal Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Board of Directors) of the Principal Property so leased to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of Senior Funded Indebtedness of the Guarantor or a Subsidiary; provided, however, that the amount to be applied to such retirement of Senior Funded Indebtedness shall be reduced by an amount equal to the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of Senior Funded Indebtedness voluntarily retired by the Guarantor within 180 days after the effective date of such Sale and Lease-Back Transaction, excluding retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

         (ii) Notwithstanding the provisions of subsection (f)(i), the Guarantor or any Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of subsection (f)(i) so as to create an aggregate amount of Attributable Debt which, together with all indebtedness outstanding pursuant to subsection (e)(ii) and all Attributable Debt outstanding pursuant to this subsection (f)(ii), does not exceed 15% of Consolidated Capitalization.

         (g) Consolidations, Mergers, Conveyance or Transfer. Neither the Guarantor nor Lessee shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                           (1) the Person formed by such consolidation or into
                  which the Guarantor or the Lessee is merged or the Person which acquires by conveyance or transfer the properties and assets of the Guarantor or the Lessee, as applicable, substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an assumption agreement executed and delivered to the Lessor, the Facility Lender and the Indenture Trustee, all obligations of the Guarantor or the Lessee, as applicable, pursuant to the Operative Documents and the performance or observance of every covenant of this Agreement on the part of the Guarantor or the Lessee, as applicable, to be performed or observed;

                           (2) immediately after giving effect to such
                  transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

                           (3) the Guarantor or the Lessee, as applicable, has
                  delivered to the Lessor, the Facility Lender and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and, if an assumption agreement is required in connection with such transaction, such assumption agreement comply with this Section 10.1(g) and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Guarantor or the Lessee, as applicable, substantially as an entirety in accordance with this subsection, the successor Person formed by such consolidation or into which the Guarantor or the Lessee, as applicable, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or the Lessee, as applicable, under the Operative Documents with the same effect as if such successor corporation had been named as the Guarantor or the Lessee, as applicable, herein and thereafter the predecessor corporation shall be released from all obligations and covenants under this Agreement and the other Operative Documents. In the event of any such conveyance or transfer, the Guarantor or the Lessee, as applicable, as the predecessor corporation may be dissolved, wound up and liquidated at any time thereafter.

         (h) Actions Under Indenture of Trust. The Guarantor shall fulfill all obligations of the Facility Lender pursuant to Sections
                  9.01 and 9.02 of the Indenture of Trust.

         SECTION 10.2. Cooperation with the Lessee. The Lessor, the Facility Lender and the Indenture Trustee shall, to the extent reasonably requested by Lessee (but without assuming additional liabilities on account thereof), at Lessee's expense, cooperate with Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants. Each of the Lessor, the Facility Lender and the Indenture Trustee agrees that, to the extent it shall obtain actual knowledge of the occurrence of an Event of Default, a Loan Agreement Event of Default or an Indenture Event of Default under the Operative Documents, it shall promptly notify Lessee describing the same in reasonable detail.

         SECTION 10.3. Release of Properties. If the Lessee shall at any time purchase any Property pursuant to the terms of the Lease, or if all of the Properties shall be sold in accordance with, and the Lessee otherwise satisfies each of the obligations and conditions set forth in the Lease for the release or substitution of a Property therefrom, then, upon application of the proceeds of any such sale pursuant to Section 5 (except in the case of a substitution) and all accrued interest and any other payments due and owing from Lessee to the Indenture Trustee, the Noteholders, the Facility Lender or Lessor on such date, including without limitation pursuant to Section 13 of this Agreement, such Property shall be released from the Liens created by the Security Documents and the Indenture Trustee, Lessor and the Facility Lender shall, at the expense of the Lessee, execute and deliver such instruments as are legally required in order to effectuate such release. In addition, upon the payment in full of all other amounts owing by the Lessee hereunder or under any other Operative Document, the Properties shall be released from the Liens created by the Security Documents. Upon request of the Lessee or Lessor following any such release, the Indenture Trustee and Facility Lender shall, at the sole cost and expense of the Lessee or Lessor execute and deliver to the Lessor or the Lessee such documents as the Lessee or Lessor shall reasonably request to evidence such release.

         SECTION 10.4. Discharge of Liens. (a) Each of the Facility Lender and the Lessor hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties (and its rights under the Operative Documents) attributable to it; provided, however, that such Participants shall not be required to so discharge any such Lessor Lien prior to any sale of the Properties while the same is being contested in good faith by appropriate proceedings.

         (b) The Indenture Trustee hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Trustee's Liens on the Properties attributable to it; provided, however, that the Indenture Trustee shall not be required to so discharge any such Trustee's Lien prior to any sale of the Properties while the same is being contested in good faith by appropriate proceedings.

         SECTION 10.5. Notice of Credit Rating. The Lessor agrees that it shall immediately notify the Guarantor and the Lessee in writing in the event that its general partner's long or short term debt rating is downgraded, withdrawn, or qualified by any Rating Agency or if Lessor (or its general partner) is placed on credit watch with negative implications by any Rating Agency.

         SECTION 10.6. Covenants of the Facility Lender and the Lessor. Each of the Facility Lender and the Lessor hereby agrees, severally and not jointly, that so long as this Participation Agreement is in effect:

         (a) Maintenance of Existence. It shall maintain its corporate or partnership existence and qualification as a foreign corporation or foreign limited partnership in each state in which a Property is located and in which the failure to maintain such existence or qualification would have a materially adverse effect on its ability to perform its obligations under the Operative Documents as contemplated on the Closing Date.

         (b) Certificate of Incorporation. Facility Lender shall not allow an amendment to its certificates of incorporation or other governing documents without the consent of the Lessee, Indenture Trustee and Lessor.

         (c) Prepayment. Other than as provided in Section 5, the Facility Lender will not prepay, redeem or refinance any of the Fixed Rate Notes. Except as permitted by the Operative Documents, the Lessor shall not prepay the Loan in whole or in part; provided, however, that subject to Section 5, Lessor may prepay or cause to be prepaid all or any portion of the Note at any time following an Event of Default where the Participants are exercising remedies.

         (d) Indebtedness; Other Business. The Facility Lender shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity, other than pursuant to, under or as contemplated by the Operative Documents.

         (e) Change of Chief Place of Business. Each of the Lessor and the Facility Lender, with respect to itself only, shall give prompt notice to Lessee and the Indenture Trustee if the Lessor's or the Facility Lender's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at the address set forth in Section 14.3 or if it shall change its name, identity or corporate structure.

         (f) Subordination of Liens. During the Term, the Liens created by the Security Documents related to each Property shall be expressly made subject and subordinate to the Lease related to such Property.

         (g) No Voluntary Bankruptcy. Neither the Lessor (unless the Lessee shall give its prior written consent) nor the Facility Lender shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors; and neither the Lessor nor the Facility Lender shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

         (h) No Sale of Properties. Neither the Lessor nor the Facility Lender shall transfer any of their respective interests in the Properties except as provided in the Operative Documents.

         (i) No Powers of Attorney. The Facility Lender shall not grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial or administrative functions on behalf of the Facility Lender which are not inconsistent with the terms of the Operative Documents, (ii) to the Indenture Trustee for the purposes of the Security Documents, or (iii) where provided for or permitted by the Operative Documents.

         (j) Same Business. Unless the Lessee otherwise consents in writing, Lessor shall stay engaged in substantially the same business (including engaging in the business of leasing personal and real property as lessor, or acting as agent, broker or advisor in leasing such property and making, acquiring or servicing loans or other investments or extensions of credit in connection therewith or incidental thereto) as conducted on the Closing Date.

         SECTION 10.7. No Bankruptcy Proceedings. The Guarantor, Lessee and each Participant hereby agrees that it will not institute against, or join any other Person in instituting against, the Facility Lender or the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after the Fixed Rate Notes are paid. Nothing in this Section 10.7 shall preclude, or be deemed to estop, the Guarantor, Lessee or any Participant
(i) from taking or omitting to take any action prior to such date in (A) any case or proceeding voluntarily filed or commenced by or on behalf of the Facility Lender under or pursuant to any such law or (B) any involuntary case or proceeding pertaining to the Facility Lender which is filed or commenced by or on behalf of a Person other than the Guarantor, Lessee or any Participant under or pursuant to any such law, or (ii) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Participant or any of its properties or otherwise exercising its remedies under the Operative Documents.

         SECTION 10.8. Notice of Claims Against Lessor. Lessor shall promptly notify the Lessee and the Guarantor in writing in the event that Lessor defaults in any obligation or any Claim is asserted against Lessor (including any Environmental Claim) which, exceeds $5,000,000 in any one instance or $10,000,000 in the aggregate (other than defaults or Claims arising in connection with the Operative Documents and the transactions contemplated thereby). Upon receipt of such notice the Lessee may either:

                  (i)  Replace the Lessor pursuant to Section 12.2; or

                  (ii) Require that the Lessor promptly execute, deliver and record mortgages in form satisfactory to Lessee granting to Lessee a Lien on the Properties to secure the performance of all obligations of Lessor pursuant to the Lease and the other Operative Documents, which Lien shall be second in priority to the Mortgages. Each of the Participants hereby acknowledges and agrees that any such Liens granted to the Lessee hereunder shall constitute "Permitted Liens" pursuant to clause (i) of such definition.


                                   SECTION 11.

                                LESSEE DIRECTIONS

         SECTION 11.1. Lessee Directions. The Lessor, the Guarantor, the Indenture Trustee and the Facility Lender agree that, so long as no Default or Event of Default exists:

         (a) Lessee shall have the right to give all notices pursuant to the Indenture of Trust with respect to the redemption, defeasance, prepayment or other matters relating to the

                  Fixed Rate Notes and to direct the Facility Lender and Lessor to take all actions necessary to accomplish such directions; provided, however, that any such directions shall not conflict with any provision of any of the Operative Documents;

         (b)      [INTENTIONALLY OMITTED];

         (c) Lessee shall have the right to approve any successor "Indenture Trustee" to the extent permitted pursuant to
                  Section 8.11 of the Indenture of Trust;

         (d) without limiting the foregoing clauses (a) through (c) and in addition thereto, Lessee shall have the right to exercise any other right of the Lessor under the Loan Documents and the Facility Lender under the Indenture of Trust upon not less than three (3) Business Days' prior written notice from Lessee to the Lessor, Indenture Trustee, and the Facility Lender, unless such party objects to such exercise within three (3) Business Days of receipt of such notice; and

         (e) Lessee shall have the right to give notices pursuant to Appendix 3 of this Participation Agreement.


                                   SECTION 12.

                              TRANSFER OF INTEREST

         SECTION 12.1. Restrictions on and Effect of Transfer. Except for the transactions contemplated hereby, no Participant shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Documents, except (x) with respect to the Noteholders, as provided in Article 2.08 of the Indenture of Trust, and (y) with respect to the Facility Lender and the Lessor, with the prior written consent of the Indenture Trustee and Lessee, which consent, in the case of the Indenture Trustee, shall not be unreasonably withheld, and (z) with respect to the Lessor, with the prior written consent of the Lessee and only if the Lessor shall have provided written confirmation from each of Moody's and S&P that immediately after giving effect to such transfer the Fixed Rate Notes shall not be rated lower than the Fixed Rate Notes are rated immediately prior to such transfer and such transfer shall not result in a downgrade, withdrawal or qualification of the ratings assigned to the Fixed Rate Notes by Moody's and S&P; provided that, in the event that an Event of Default has occurred and is continuing pursuant to which the Participants have begun to exercise remedies against the Lessee or Guarantor, the consent of the Lessee shall not be required for any such transfer by the Lessor. Any transfer made pursuant to the Operative Documents shall be subject to the Security Documents and any transferee or assignee shall expressly agree in writing to be bound by the terms of this Participation Agreement.

         SECTION 12.2. Replacement of Lessor or Facility Lender. (A) If the Lessor or Facility Lender (i) defaults in any of its material obligations pursuant to the Operative Documents or, with respect to Facility Lender, any Indenture Event of Default shall occur, or with respect to Lessor, any Loan Agreement Event of Default shall occur (which in either case, does not arise out of, or is not attributable to, an Event of Default), or (ii) in the case of the Lessor, (x) the Lessor or its general partner suffer a downgrade, qualification or withdrawal or, in the reasonable judgment of the Lessee, potential downgrade, qualification or withdrawal, of its long or short term credit rating by any Rating Agency or (y) Credit Suisse First Boston ceases to be the sole general partner of Lessor, the Lessee shall be permitted to replace the Lessor at any time, or (B) if the Lessor or its general partner suffers a downgrade, withdrawal or qualification of its credit rating to the extent that such downgrade, withdrawal or qualification results or would result in the credit rating assigned to the Fixed Rate Notes by either of the Rating Agencies being lower than the credit rating then assigned by the Rating Agencies to the Guarantor, the Lessee shall be required to replace the Lessor; provided that in any instance described in clause (a) or (b) above (i) such replacement does not conflict with any Requirement of Law, (ii) any replacement Lessor shall purchase, at par, the Lessor Investment Amount, all accrued and unpaid Certificate Earnings thereon and other amounts owing to Lessor under the Operative Documents on or prior to the date of replacement, (iii) the replacement Lessor or Facility Lender shall be reasonably satisfactory to the Indenture Trustee, (iv) the Guarantor and Lessee shall be obligated to pay any Transaction Expenses arising in connection therewith, (v) the replacement Lessor or Facility Lender shall agree in writing to be subject to all of the terms and conditions of the Operative Documents and this Participation Agreement and (vi) as a condition precedent to such replacement, the Guarantor or Lessee shall have provided written confirmation from each of Moody's and S&P that immediately after having given effect to such replacement, the Fixed Rate Notes shall not be rated lower than the Fixed Rate Notes are rated immediately prior to such replacement and such replacement shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Fixed Rate Notes by Moody's or S&P. The Lessor and the Facility Lender agree to cooperate with the Lessee in its efforts to arrange replacements as contemplated by this Section 12.2.


                                   SECTION 13.

                                 INDEMNIFICATION

         SECTION 13.1. General Indemnification. The Guarantor and Lessee, jointly and severally, whether or not any of the transactions contemplated hereby shall be consummated, hereby assume liability for, and indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of:

         (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

         (b)      the Properties or any part thereof or interest therein;

         (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession (whether by summary proceedings or otherwise), maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in the Properties or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (l) personal injury, death or property damage, including Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any Applicable Law or any restriction, easement, condition or covenant or other matter affecting title to the Properties or any part thereof, (4) the making of any Modifications in violation of any Insurance Requirements, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Properties resulting in any change or special assessments being levied against the Properties or any Claim for utility "tap-in" fees;

         (d) the offer, issuance, sale or delivery of the Fixed Rate Notes or the Note;

         (e) the breach or alleged breach by the Guarantor or the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document or the breach or alleged breach by the Guarantor or the Lessee of any covenant or obligation made by it in any Operative Document;

         (f) the retaining or employment of any broker, finder or financial advisor by the Guarantor or Lessee to act on its behalf in connection with the Operative Documents, or the authorization of any broker or financial adviser retained or employed by the Guarantor or the Lessee so to act, or the incurring of any fees or commissions by the Lessee or the Guarantor to which the Indemnitees might be subjected by virtue of their entering into the transactions contemplated by the Operative Documents;

         (g) the existence of any Lien on or with respect to the Properties, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any of the Properties or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except in all cases Permitted Liens;

         (h) any breach of any requirement, condition, restriction or limitation in any other Operative Document on the part of Lessee or Guarantor to be performed; or

         (i) any easement, license, right-of-way, covenant, restriction or other document or agreement entered into by Lessor at the request of Lessee;

provided, however, neither the Guarantor nor the Lessee shall be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent that such Claim resulted from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent resulting from Lessor Liens which the Indemnitee is responsible for discharging under the Operative Documents, (3) any Claim to the extent directly resulting from a breach of an Operative Document or Applicable Law by such Indemnitee (except for a breach by the Facility Lender that is arising out of or attributable to a breach by the Lessee or Guarantor of any of its obligations under any of the Operative Documents), and (4) any Claim related to the Properties to the extent attributable to acts or events occurring after the Lease Termination Date unless an Event of Default has occurred and is continuing and the Participants are exercising remedies against the Lessee or the Properties in respect of the Operative Documents (in which event all of the foregoing provisions of this Section 13.1 shall remain in full force and effect). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date), and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) year period due to a failure to discover such Claim or for any other reason, the indemnity provided for in this Section 13.1 shall be revived upon the assertion of such Claim solely with respect to such Claim.

         SECTION 13.2. Environmental Indemnity. In addition to, and not in derogation of, the indemnities contained in Section 13.1 and 13.4 the Guarantor and the Lessee, jointly and severally, hereby indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remediation, removal or restoration work by or at the direction of any Governmental Authority, related to the Properties or the Lessee's use of the Properties, arising directly or indirectly, in whole or in part, out of

                           (i) the presence on or under any Property of any Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from or onto any Property or any other Hazardous Condition with respect to any Property,

                           (ii) any Hazardous Activity, including, without limitation, construction, carried on or undertaken on or off any Property, and whether by the Lessee, or any predecessor in title or any employees, Indenture Trustee, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under any Property or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property,

                           (iii) loss of or damage to any property or the
                  environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

                           (iv) any Claim concerning lack of compliance with Environmental Laws with respect to the Properties, or any act or omission causing an environmental condition with respect to the Properties that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records with respect to the Properties,

                           (v) any residual contamination on or under any Property, including any such contamination affecting any natural resources, and to any such contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substances associated with such Property and related to the residual contamination, the obligation existing, irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances,

                           (vi) in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

                                 (w) during the Term,

                                 (x) at any time during which the Lessee or
                           any Affiliate thereof owns any interest in or otherwise occupies, controls or possesses the relevant Property or any portion thereof, or

                                 (y) during any period after and during the
                           continuance of any Event of Default, or

                           (vii) a breach of the representations and warranties
                  of the Guarantor and the Lessee provided herein;

provided, however, that neither the Guarantor nor the Lessee shall be required to indemnify any Indemnitee under this Section 13.2 for any of the following:
(1) any Claim to the extent that such Claim resulted from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent proximately caused by any action on the part of such Indemnitee or, to the extent such Claim relates to or is attributable to, events occurring after the Term where such Indemnitee is in control of the Property or Properties, inaction on the part of such Indemnitee, and (3) any Claim related to the Properties to the extent attributable to acts or events occurring before or after the Term unless, in the case of Claims attributable to acts or events occurring after the Lease Termination Date, an Event of Default has occurred and is continuing and the Participants are exercising remedies against the Lessee or the Properties under the Operative Documents (in which event all of the foregoing provisions of this Section 13.2 shall remain in full force and effect), or the Claim arises out of a breach of the representations and warranties of the Guarantor or Lessee contained herein. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date) and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) period due to a failure to discover such Claim or for any other reason, the indemnity provided for in this Section 13.2 shall be revived upon the assertion of such Claim solely with respect to such Claim.

         SECTION 13.3. Proceedings in Respect of Claims. With respect to any amount that the Guarantor or the Lessee is requested by an Indemnitee to pay by reason of Section 13.1 or 13.2, such Indemnitee shall, if so requested by the Guarantor or the Lessee and prior to any payment, submit such additional information to the Guarantor or the Lessee as the Guarantor or the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Guarantor or the Lessee of the commencement thereof, and the Guarantor or the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Guarantor or the Lessee desires to, assume and control the defense thereof; provided, however, that the Guarantor or the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding and the Guarantor or the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and, provided further, that the Guarantor or the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Properties or any part thereof unless the

Guarantor or the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest (in which case each Indemnitee may retain separate counsel at the expense of Lessee and Guarantor), (B) such proceeding involves Claims not fully indemnified by the Guarantor or the Lessee which the Guarantor or the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Guarantor or the Lessee in accordance with the foregoing. Neither the Guarantor nor the Lessee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld.

         No Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or
13.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 13.1 or 13.2 with respect to such Claim.

         Upon payment in full of any Claim by the Guarantor or the Lessee pursuant to Section 14.1 or 13.2 to or on behalf of an Indemnitee, the Guarantor or the Lessee, as the case may be, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Guarantor and the Lessee and give such further assurances as are reasonably necessary or advisable to enable the Guarantor or the Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         SECTION 13.4. End of Term Indemnity. In addition to the indemnities provided in Sections 13.1 and 13.2, if the Lessee elects the Remarketing Option set forth at Section 22.1 of the Lease with respect to the Properties subject to the Lease and there is a Shortfall Amount with respect to such Properties, then prior to the Lease Termination Date and as a condition to Lessee's right to complete the remarketing of such Property pursuant to Section 22.1 of the Lease, Lessee shall cause to be delivered to Lessor no later than the Lease Termination Date, at Lessee's sole cost and expense, a report from an Appraiser in form and substance reasonably satisfactory to the Indenture Trustee and the Lessor (the "End of the Term Report") to establish the reason for any impairment to the value of any of such Property which was sold for an amount less than the Property Balance for such Property or not sold. On the Lease Termination Date, the Lessee shall pay to Lessor an amount equal to the Shortfall Amount that the End of the Term Report demonstrates was the result of an impairment to the value in such Property due to:

         (a) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Requirements of Law, failure to use quality workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

         (b) the existence of any Hazardous Activity, Hazardous Substance or Environmental Violations occurring or discovered after the Closing Date for such Property (regardless of the Person so discovering any of the foregoing), or

         (c) any restoration or rebuilding carried out by the Lessee or any failure to complete any Modification, restoration or rebuilding, in either case, by the Lease Termination Date,

         (d) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 12.2 of the Lease or any release of a portion of the Property made pursuant to Section
                  12.3 of the Lease; or

         (e) the failure of the Lessor to have good and marketable title to such Property free and clear of all Liens (including Permitted Liens (other than Lessor Liens and Trustee's Liens)) and exceptions to title.

         SECTION 13.5.     General Tax Indemnity.   (a) Indemnification.
Guarantor and Lessee, jointly and severally, shall pay and assume liability for, and do hereby agree to indemnify, protect and defend each Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                  (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to Section 13.5(a), or if any Tax Indemnitee shall determine that any Imposition as to which the Lessee may have an indemnity obligation pursuant to Section 13.5(a) may be payable, such Tax Indemnitee shall promptly notify Lessee in writing and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by Lessee unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (10)-day period.

         Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest) to request in writing that such Tax Indemnitee contest the imposition of such Tax, at Guarantor's and Lessee's joint and several expense and the Tax Indemnitee shall, at the joint and several expense of Guarantor and Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) related to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee, the Tax Indemnitee, at Lessee's request, shall allow Guarantor or Lessee to conduct and control such contest and (B) in the case of any contest, the Tax Indemnitee may request Guarantor or Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (l) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Guarantor or Lessee from time to time.

         The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the noncontrolling party reasonably informed as to the conduct of such contest; provided that, all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that a Tax Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Tax Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority, the contest of which is precluded by reason of such resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 13.5 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

         Notwithstanding the foregoing provisions of this Section 13.5, a Tax Indemnitee shall not be required to take any action and neither Guarantor nor Lessee shall be permitted to contest any Impositions in its own name or that of the Tax Indemnitee unless (A) Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Tax Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax cost to such Tax Indemnitee), (D) in the case of a claim that must be pursued in the name of a Tax Indemnitee (or an Affiliate thereof), Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to Tax Indemnitee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and
(E) no Event of Default hereunder shall have occurred and be continuing.

         Each Tax Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee as are in such Tax Indemnitee's possession and as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this
Section 13.5(b); provided that, such Tax Indemnitee shall not be required to disclose its tax return to Lessee to the extent that the information deemed necessary or desirable by Lessee contained therein is otherwise made available to the Lessee in a form which will not hinder Lessee's contest of such action, suit or proceeding.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 13.5 with respect to such claim and any related claim with respect to other taxable years the contest of which is precluded or otherwise materially adversely affected as a result of such waiver.

                  (c) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by Lessee pursuant to this
Section 13.5 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by Lessee pursuant to this Section 13.5 or any payment made by a Tax Indemnitee to Lessee by reason of this Section 13.5(c), such Tax Indemnitee at any time actually realizes a reduction in any Taxes for which Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section 13.5 which reduction in Taxes was not taken into account in computing such payment by Lessee to or for the account of such Tax Indemnitee or by the Tax Indemnitee to Lessee, then such Tax Indemnitee shall promptly pay to Lessee on an After Tax Basis (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing but shall be paid promptly after cure of such Event of Default. Each Tax Indemnitee agrees to take such actions as Lessee may reasonably request (provided in the good faith judgment of the Tax Indemnitee, such actions would not result in any adverse effect on the Tax Indemnitee for which the Tax Indemnitee is not entitled to indemnification from Lessee) and to otherwise act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from Lessee pursuant to this
Section 13.5. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to Lessee under this Section 13.5(c) shall be treated as a Tax for which Lessee is obligated to indemnify such Tax Indemnitee hereunder without regard to the exclusions set forth in the definition of Impositions.

                  (d) Payments. Any Imposition indemnifiable under this Section
13.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 13.5 shall be paid within thirty
(30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to Section 13.5 shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.5, Lessee shall promptly notify the Tax Indemnitee of such requirement and, at Lessee's expense (i) if Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement be prepared for filing by such Tax Indemnitee, prepare such report, return or statement in such manner as shall be satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

                  (f) Verification. At Lessee's request, the amount of any indemnity payment by Lessee or any payment by a Tax Indemnitee to Lessee pursuant to this Section 13.5 shall be verified and certified by an independent public accounting firm mutually acceptable to Lessee and the Tax Indemnitee. The costs of such verification shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of ten percent (10%) of the payment as computed by the Tax Indemnitee, in which case such fee shall be paid by the Tax Indemnitee. In no event shall Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within thirty (30) days of Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon Lessee and the Tax Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.



                                   SECTION 14.

                                  MISCELLANEOUS

         SECTION 14.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of any Property to the Lessor, any disposition of any interest of the Lessor in any Property or any Improvements, the payment of the Note and any disposition thereof shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as expressly provided herein, it is expressly understood and agreed that each of the indemnities provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date) and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) period due to a failure to discover such Claim or for any other reason, such indemnity shall be revived upon the assertion of such Claim solely with respect to such Claim.

         SECTION 14.2. No Broker; etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser, other than Credit Suisse First Boston Corporation and Invemed Associates, Inc., to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION 14.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile communication and any such notice shall become effective five (5) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid or one (1) Business Day after delivery to a nationally recognized courier service specifying overnight delivery or, if delivered by hand, when received, or, if sent by facsimile communication, when confirmed by electronic or other means during business hours on a Business Day (or, if confirmed after business hours or on a non-Business Day, on the next Business Day) and shall be directed to the address of such Person as indicated:

         If to Guarantor, to it at:

                  The Home Depot, Inc.
                  2455 Paces Ferry Road
                  Atlanta, Georgia 30339

                  Attn: Treasurer

                  Telephone No.: (770) 384-5735
                  Telecopy No.:  (770) 384-4522

         with a copy to:

                  L.A. Smith
                  Senior Vice President/Legal
                  2455 Paces Ferry Road
                  Atlanta, Georgia 30339
                  Telephone No.: (770) 384-2737
                  Telecopy No.:  (770) 384-2752

         If to Lessee, to it at:

                  Home Depot U.S.A., Inc.
                  2455 Paces Ferry Road
                  Atlanta, Georgia 30339

                  Attn: Treasurer

                  Telephone No.: (770) 384-5735
                  Telecopy No.:  (770) 384-4522
         with a copy to:

                  L.A. Smith
                  Senior Vice President/Legal
                  2455 Paces Ferry Road
                  Atlanta, Georgia 30339
                  Telephone No.: (770) 384-2737
                  Telecopy No.:  (770) 384-2752

         If to the Lessor, to it at:

                  11 Madison Avenue, 23rd Floor
                  New York, New York 10010

                  Attn:    Director

                  Telecopy No.:   (212) 325-8094
                  Telephone No.:  (212) 325-9138

         If to the Indenture Trustee, to it at:

                  The Bank of New York
                  101 Barclay Street, 21st Floor
                  Corporate Trust Administration
                  New York, New York 10286
                  Telephone No.: (212) 815-5092
                  Telecopy No.:  (212) 815-5915

         If to Facility Lender, to it at:

                  HD Real Estate Funding Corp.  II
                  c/o JH Management Corporation
                  Room 520
                  One International Place
                  Boston, Massachusetts 02110

                  Attn: R. Douglas Donaldson

                  Telecopy No.:  (617) 951-7050
                  Telephone No.: (617) 951-7690

         If to Moody's, to it at:

                  Moody's Investors Service
                  99 Church Street
                  New York, New York  10007

                  Telecopier No.: (212) 553-1350
                  Telephone No.:  (212) 553-4595

         If to S&P, to it at:

                  Standard & Poors
                  25 Broadway
                  New York, New York 10004

                  Telecopier No.:  (212) 325-8094
                  Telephone No.:   (212) 325-9138

         From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto. The Lessee shall receive a copy of each notice delivered pursuant to the Operative Documents and Lessee hereby agrees to notify promptly Moody's and S&P of any termination of the Lease.

         SECTION 14.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         SECTION 14.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to Guarantor, Lessee, the Lessor, the Facility Lender or the Indenture Trustee, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on Guarantor, Lessee, the Lessor, the Facility Lender or the Indenture Trustee, with the written agreement or consent of such party, and (b) in the case of a termination, amendment, supplement, waiver or modification to the Indenture of Trust, in accordance with the terms thereof; provided, however, that

                  (1) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant (other than Facility Lender):

                  (x)(i) modify any of the provisions of this Section 14.5; (ii) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to
         Section 13 (except that any Person (other than the Facility Lender) may consent to any reduction, modification, amendment or waiver of any indemnity payable to it); (iii) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Investment Amount, the Lease Balance, Residual Value Guaranty, amounts due pursuant to Section
         22.2 of the Lease, interest or Certificate Earnings or, subject to clause (ii) above, any other amount payable under any Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Investment Amount, Lease Balance, Shortfall Amount, Residual Value Guaranty, Maximum Property Costs, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents or any of the other matters set forth above; or

                  (y) consent to any assignment of the Lease or the Guaranty, releasing Lessee from its obligations in respect of the payments of Rent and the Lease Balance or changing the absolute and unconditional character of such obligation or releasing the Guarantor from its obligations in respect of the payments under the Guaranty or changing the absolute and unconditional character of such obligation;

                  (2) no other termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Indenture Trustee, be made to Sections 5 or 7 of this Participation Agreement or the definition of "Lease Event of Default".

Notwithstanding the foregoing, any termination, amendment, supplement, waiver or modification to any provision of any of the Operative Documents (other than an amendment, supplement, waiver or modification made to cure any ambiguity, to correct or supplement any provision in such Operative Document which may be defective or inconsistent with any other provision in such Operative Document or any related Operative Document shall not be effective unless, as a condition precedent thereto, each of Moody's and S&P shall have provided written confirmation that immediately after giving effect to such modification, supplement, amendment, waiver or termination, the Fixed Rate Notes shall not be rated lower than such Fixed Rate Notes are rated immediately prior to giving effect thereto and such supplement, amendment, modification, waiver or termination shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Fixed Rate Notes by Moody's and S&P.

         SECTION 14.6. Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and each of the parties hereto agree that, should any provision of this Participation Agreement or of any of the Operative Documents, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Participants under the applicable Operative Document.

         SECTION 14.7. Confidentiality. Each Participant agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Guarantor or Lessee to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than persons employed or retained by such Participant who are or are expected to become engaged in evaluating, approving, structuring or administering any of the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however that nothing herein shall prevent any Participant from disclosing such information (i) to any other Participant, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Participant, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Participant or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document, (vii) to such Participant's legal counsel, independent auditors and to such Participant's Affiliates, (viii) to any actual or proposed Participant, assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 14.7, and (ix) to the Rating Agencies; provided, that, should disclosure of any such confidential information be required by virtue of clause (ii) or (v) of the immediately preceding provisos, any relevant Participant shall notify Lessee and Guarantor of the same so as to allow the Lessee or Guarantor, at Lessee's or Guarantor's sole cost and expense, to seek a protective order or to take any other appropriate action; provided, further, that, no Participant shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Lessee or Guarantor to effect any such action.

         SECTION 14.8. Headings; etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 14.9. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement are intended for the benefit of any Person except the parties hereto.

         SECTION 14.10. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND

CONFLICTS OF LAW RULES).

         SECTION 14.11. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 14.12. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole, joint and several expense of Guarantor and Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). Lessee will, at its own expense and without need of any prior request from any other party, take such action as may be necessary (including any action specified in the preceding sentence), or (if the Lessor or Indenture Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

         SECTION 14.13. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14.14. Limitations on Recourse Against Lessor. Notwithstanding anything contained in this Participation Agreement or any other Operative Documents to the contrary, each of the parties hereto agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and the Improvements thereon and rights under the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of any party hereto against Lessor under or with respect to the Operative Documents, the relationship of Lessor and any other party hereto hereunder or any other liability of Lessor to any other party hereto under the Operative Documents; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1, 10.2 (solely with respect to the first sentence thereof), 10.3, 10.4, 10.6(a), (g), (h) or 10.7 of this Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay the Loan in whole or in part or any amounts relating to the Loan arising under the Loan Agreement and the Note.

         SECTION 14.15. Limitation on Recourse Against Facility Lender. The provisions of Section 2.14 of the Indenture of Trust are hereby incorporated herein by this reference and made a part hereof and of each of the Operative Documents and each party hereto agrees to be bound by the limitations set forth therein.


                  [SIGNATURE PAGES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 THE HOME DEPOT, INC., as Guarantor


                                 By: /s/ Lawrence A. Smith
                                     ------------------------------------------
                                      Name: Lawrence A. Smith
                                      Title: Senior Vice President - Legal


                                 Attest: /s/ Larry B. Appel
                                         --------------------------------------
                                         Name: Larry B. Appel
                                         Title:  Assistant Secretary

                                              [CORPORATE SEAL]

                                 HOME DEPOT U.S.A., INC., as Lessee


                                 By:   /s/ Carol B. Tome
                                     ------------------------------------------
                                 Name: Carol B. Tome
                                       Title: Vice President and Treasurer



                                 Attest: /s/ Mary Beth Lamoree
                                         --------------------------------------
                                         Name: Mary Beth Lamoree
                                         Title: Assistant Secretary

                                              [CORPORATE SEAL]

                                 HD REAL ESTATE FUNDING CORPORATION II, as
                                 Facility Lender


                                 By: /s/ R. Douglas Donaldson
                                     ------------------------------------------
                                 Name: R. Douglas Donaldson
                                       Title:  Treasurer

                                 CREDIT SUISSE LEASING 92A, L.P., a
                                 Delaware limited partnership, as Lessor

                                 BY:  CREDIT SUISSE FIRST BOSTON,
                                 its general partner


                                 By: /s/Carl Weatherley-White
                                     ------------------------------------------
                                      Name:  Carl Weatherley-White
                                      Title: Associate


                                 By: /s/ Darcy Sledge
                                     ------------------------------------------
                                     Name:  Darcy Sledge
                                     Title:  Vice President

                                 THE BANK OF NEW YORK, as Indenture Trustee


                                 By: /s/ Marie E. Trimboli
                                     ------------------------------------------
                                     Name:  Marie E. Trimboli
                                     Title:   Assistant Treasurer


                                 CREDIT SUISSE FIRST BOSTON
                                 CORPORATION, as Initial Purchaser


                                 By: /s/ Andrew R. Taussig
                                     ------------------------------------------
                                     Name:  Andrew R. Taussig
                                     Title: Managing Director


                                 INVEMED ASSOCIATES, INC.,
                                   as Initial Purchaser


                                 By: /s/ Cristina H. Kepner
                                     ------------------------------------------
                                     Name:   Cristina H. Kepner
                                     Title:  Executive Vice President